Exhibit 10.1

SETTLEMENT AND RESIGNATION AGREEMENT

This Settlement and Resignation Agreement (this “Agreement”) dated this 23rd of December 2011, is made and executed by and between A Clean Slate, Inc., a Delaware corporation (“Company”), and Robert S. Goldman (“Goldman”) and Rochelle S. Zandel (“Zandel”).

Recitals:

A.	Goldman is the President and an officer of the Company;

B.	Goldman and Zandel (collectively, the “Sellers”) own jointly 367 million shares of common stock of the Company (the “Shares”).

C.	Goldman and the Company wish to end their relationship amicably and also to establish the obligations of the parties.

NOW THEREFORE, in consideration of the mutual promises and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1.	The above recitals are true and correct and incorporated herein.

2.	Goldman shall resign as CEO, an officer and director and any other position he may have or may be deemed to have with the Company.

3.	The Company shall redeem from the Sellers the Shares and as consideration therefore, the Company (as maker) shall execute a $50,000 promissory note (the “Note”) in favor of the Sellers (a copy of the form of which is attached hereto).

4.	The Sellers shall surrender or cause to be surrendered, any and all claims Q1NuServe and Ventures 08 may have against the Company or its subsidiaries including the cancellation of any debt obligations owed by the Company or its subsidiaries including, without limitation, any debt memorialized in writing including all promissory notes.

5.	Upon consummation of the Sellers obligations herein, and in particular, the receipt of all capital stock owned by Sellers together with medallion guarantees thereon and otherwise in transferrable form, the Company shall cause its wholly owned subsidiary Vigilant Legal Services, Inc. to be transferred to Sellers.

6.	Upon consummation of the Sellers obligations herein, and in particular, the receipt of all capital stock owned by Sellers together with medallion guarantees thereon and otherwise in transferrable form, the Company shall release any claims against Sellers for debts and liabilities against the Company, that Sellers have specifically informed the Company of, in writing.

7.	The parties hereby agree to execute such further document(s) as shall be necessary or desirable to give effect to the transactions set forth herein.

8.	On or before the Closing, the Sellers shall return to the Company all Company documents (and all copies thereof) and other Company property and materials in Sellers possession, or his control, including, but not limited to, Company files, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, financial information, personnel information, customer and customer prospect information, sales and marketing information, product development and pricing information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof).

9.	This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

10.	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein.

11.	Each party hereto shall bear its own costs and expenses, including attorneys' fees, with respect to the transactions contemplated hereby. Notwithstanding the foregoing, in the event of any action or proceeding to interpret or enforce this Agreement, the prevailing party in such action or proceeding (i.e., the party who, in light of the issues contested or determined in the action or proceeding, was more successful) shall be entitled to have and recover from the non-prevailing party such costs and expenses (including all court costs and reasonable attorneys' fees) as the prevailing party may incur in the pursuit or defense thereof.

IN WITNESS WHEREOF, the parties have caused this Settlement and Resignation Agreement to be executed and delivered on the date first above written.

A Clean Slate, Inc.

By: /s/ Richard Astrom
Name: Richard Astrom
Title: President/CEO

 /s/ Robert S. Goldman
Robert S. Goldman

 /s/ Rochelle S. Zandel
Rochelle S. Zandel